Exhibit 99.1

MCDONALD’S CORPORATION

EXECUTIVE RETENTION REPLACEMENT PLAN

Introduction

McDonald’s Corporation, a Delaware corporation (the “Company”), has established this (this “Plan”), effective as of December 31, 2007 (the “Effective Date”), in order to provide to the Executives (as hereinafter defined) who participate in this Plan, in a manner that complies with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), benefits that are substantially economically equivalent in the aggregate to the benefits to which the Executives would have been entitled under the Executive Retention Plan (“ERP”) and thus to continue to effect the ERP’s purposes of retaining key executives and providing the Company with a smooth succession process. Consistent with the McDonald’s Corporation Severance Policy, the modifications hereunder to the ERP are intended solely to comply with Section 409A and not to increase the benefits already provided to the Executives pursuant to the ERP. With respect to each of the Executives, as of the Effective Date, the ERP shall cease to be of any force or effect and shall be superseded in its entirety by this Plan, provided, that this Plan shall not become effective with respect to any Executive until such Executive has delivered to the Company an executed Acknowledgment and Release substantially in the form attached hereto as Exhibit 2 releasing all the Executive’s claims under the ERP.

ARTICLE I: DEFINITIONS

“Accrued Obligations” means, with respect to an Executive, the sum of any (i) base salary and (ii) vacation pay, in each case accrued by such Executive through his or her Date of Termination but not previously paid.

“Aggregate Separation Pay Period” means the period beginning on the first day of the First Separation Pay Period and ending on the last day of the Second Separation Pay Period.

“Agreements” means, collectively, (i) any Termination Agreement and General Release (substantially in the form attached as Exhibit 1 hereto) executed by each Executive as a condition to receiving any payments or benefits under the Plan in connection with a Qualifying Termination, (ii) the Acknowledgment and Release (substantially in the form attached as Exhibit 2 hereto) executed by the Executive as a condition to participation in the Plan and (iii) any other noncompetition, nonsolicitation or confidentiality agreement between the Executive and the Company as may be in effect at the relevant time for purposes of this Plan (including, without limitation, any such noncompetition, nonsolicitation or confidentiality agreement executed by the Executive in connection with any equity incentive award granted by the Company to the Executive).

“Annual Base Salary” means an Executive’s base salary at the annualized rate in effect on the day immediately preceding the Date of Termination, but in no event lower than the highest base salary in effect for such Executive at any time after October 29, 1998 (or, in the case of James A. Skinner only, October 1, 1998), provided, that the Annual Base Salary shall be reduced in accordance with any across-the-board reductions applicable to Company officers generally which were approved by the Committee prior to the Date of Termination.

“Article III Termination” means a Qualifying Termination at the election of an Executive in accordance with Article III hereof.

“Beneficiary” means any person, firm, corporation, partnership, venture or other entity of any kind, including without limitation any entity which is tax-exempt under Section 501(c)(3) of the Code, designated in writing by an Executive in accordance with procedures established by the Committee.

“Benefit Plans” means the welfare benefit plans of the Company that provide health, medical, dental and/or life insurance benefits in which such Executive participated immediately prior to his or her Date of Termination.

“Board” means the Board of Directors of the Company.

“Cause” means: (i) the Willful failure of an Executive to perform substantially all of the Executive’s material duties with the Company (other than any failure resulting from incapacity resulting from physical or mental illness), after written demand for substantial performance is delivered to the Executive by the Committee or the CEO; (ii) a Willful violation of the Company’s material rules and policies (including without limitation any material provision of the Standards of Business Conduct) as in effect from time to time; (iii) the Executive’s commission of any act or acts involving dishonesty, breach of fiduciary obligation to the Company, fraud, illegality, malfeasance or moral turpitude; (iv) the Executive’s commission of a criminal or civil violation or other improper act involving fraud or dishonesty; (v) the Executive’s being found liable for or guilty in a civil matter of engaging in discriminatory conduct in violation of any labor or employment laws or in violating or contributing to a violation of an employee’s civil rights; (vi) the Executive revokes or violates any one or more of the provisions of any Agreement; or (vii) the Executive refuses to carry out clearly assigned material duties or is otherwise insubordinate; provided, however, that (x) any act or failure to act on the part of an Executive that is described in clause (i), (ii), (vi) or (vii) hereof of which the Committee receives actual notice shall not be considered “Cause” unless the Committee, the Board or an executive officer of the Company notifies the Executive that such act or failure to act is or may be considered “Cause” within one year after the Committee first receives such actual notice and (y) the termination of an Executive’s employment with the Company shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of a majority of the Board at a meeting of the Board called and held upon appropriate notice (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in this paragraph, and specifying the particulars thereof in detail.

“CEO” means the Chief Executive Officer of the Company.

“Claim” has the meaning assigned in Section 2.12.

“Claimant” has the meaning assigned in Section 2.12.

“Code” has the meaning assigned in the Introduction.

“Committee” means the Compensation Committee of the Board, as such committee is constituted from time to time.

“Company” has the meaning assigned in the Introduction.

“CPUP” means the Company’s Cash Performance Unit Plan or, if applicable, such other long-term cash incentive plan of the Company as may be in effect with respect to any performance period during which the Date of Termination occurs.

“Date of Termination” means the date on which an Executive’s employment with the Company terminates in accordance with the terms and provisions of the Plan (including without limitation any applicable notice requirements specified in Sections 3.1, 5.1, 6.1 and/or 10.4 and/or in any other applicable provision of the Plan and, in the event of an Executive’s election to terminate his or her employment in accordance with Article III hereof, Section 3.2 hereof), provided, that an Executive’s employment with the Company shall not be deemed to have terminated (except in the event of the Executive’s death) unless the applicable circumstances constitute such Executive’s “separation from service” with the Company within the meaning of Section 409A(a)(2)(B) of the Code.

“Deferred Compensation Matching Contribution Amount” means, with respect to an Executive whose employment terminates in an Article III Termination, a lump sum payment equal to the sum of (i), (ii) and (iii), where (i) is the product of (A) the Deferred Compensation Percentage, (B) the Executive’s Monthly Base Salary and (C) the number of months in the First Separation Pay Period; (ii) is the product of (A) the Deferred Compensation Percentage, (B) the Executive’s Monthly Base Salary, (C) the Applicable Salary Percentage and (D) 60; and (iii) is the product of (A) the Deferred Compensation Percentage, (B) the Target Annual Bonus and (C) a fraction, the numerator of which is the number of months in the First Separation Pay Period and the denominator of which is 12.

“Deferred Compensation Percentage” means, with respect to an Executive whose employment terminates in an Article III Termination, the average Company matching contribution percentage under the Deferred Compensation Plans during the five calendar years preceding the Date of Termination.

“Deferred Compensation Plans” means the McDonald’s Corporation Profit Sharing and Savings Plan, the McDonald’s Corporation Excess Benefit and Deferred Bonus Plan and any successor or other deferred compensation plans in which the Executive is eligible to participate immediately prior to the Date of Termination.

“Disability” means the material inability of an Executive, due to injury, illness, disease or bodily, mental or emotional infirmity, to carry out the job responsibilities which such Executive held or the tasks to which such Executive was assigned at the time of the incurrence of such Disability, which inability is reasonably expected to be permanent or of indefinite duration exceeding one year. “Disabled” and other terms that are cognates of “Disability” shall have correlative meanings.

“Disability Plan” has the meaning assigned in Section 5.1.

“Disability Termination Notice” has the meaning assigned in Section 5.1.

“Discount Rate” means the interest rate equal to the Prime Rate as reported The Wall Street Journal, Midwest Edition, as in effect on the Date of Termination.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Earned Bonus” means, with respect to any calendar year that ends prior to the Date of Termination, any annual bonus earned by an Executive under the TIP with respect to such calendar year and adjusted in accordance with the applicable performance criteria under the TIP that has not been paid to the Executive as of the Date of Termination.

“ERP” has the meaning assigned in the Introduction.

“Effective Date” has the meaning assigned in the Introduction.

“Executive” means one of the following executives of the Company, who are the sole participants in the Plan: Jack Daly, Gloria Santona, James A. Skinner and Matthew H. Paull.

“First Separation Pay Period” means, with respect to an Executive, the period beginning on such Executive’s Date of Termination and ending on the date that is the number of months following such Date of Termination determined in accordance with the following sentence. The number of months referred to in the preceding sentence shall be the lesser of (i) the number of the Executive’s Years of Service and (ii) 18.

“Full Target Percentage” means, with respect to an Executive, the target percentage of base salary which the Executive was eligible to receive as a bonus under TIP on the day immediately preceding the Date of Termination without any adjustment, but in no event lower than the Executive’s highest target percentage as in effect under TIP at any time after October 29, 1998 (or, in the case of James A. Skinner only, October 1, 1998), provided, that the Full Target Percentage shall be reduced in accordance with any across-the-board reductions applicable to Company officers generally which were approved by the Committee prior to the Date of Termination.

“Good Reason” means, with respect to James A. Skinner only, (i) the assignment to Mr. Skinner of any duties inconsistent in any respect with his position (including without limitation status, offices, titles and reporting requirements), authority, duties or responsibilities as of the Effective Date, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose (1) an isolated, insubstantial and inadvertent action, and (2) any material change in status, duties and responsibilities that is expressly contemplated by this Plan; or (ii) the relocation of Mr. Skinner’s principal place of employment to a location outside the greater Chicago metropolitan area; provided, however, that the Mr. Skinner’s termination of his employment shall not be considered to be for Good Reason (x) if he has consented in writing to the occurrence of the event that constitutes Good Reason; and (y) unless he shall have delivered a written notice to the Committee within 30 days of his first having actual knowledge of the occurrence of the event that constitutes Good Reason, stating that he intends to terminate his employment for Good Reason and specifying the factual basis for such termination, and such event is not cured within 30 days of the Committee’s receipt of such notice.

“Monthly Base Salary” means an Executive’s Annual Base Salary divided by 12.

“Notice of Termination” has the meaning assigned in Section 6.1.

“Objection” has the meaning assigned in Section 5.1.

“Payment Date” means, with respect to an Executive, the six-month anniversary of such Executive’s Date of Termination (provided that as of such date the Executive has executed an irrevocable Termination Agreement and General Release as required under Section 4.8 hereof).

“Plan” has the meaning assigned in the Introduction.

“Plan Administrator” has the meaning assigned in Section 2.2.

“Prorated Annual Bonus” means, for any calendar year which begins prior to the Date of Termination and ends following the Date of Termination, the product of (i) the Target Annual Bonus and (ii) a fraction, the numerator of which is the number of days in the calendar year in which the Date of Termination occurs that have elapsed as of the Date of Termination and the denominator of which is 365.

“Qualifying Termination” means, with respect to an Executive, the termination of the Executive’s employment with the Company (i) by the Company without Cause; (ii) in the case of James A. Skinner only, by Mr. Skinner for Good Reason; or (iii) at the election of the Executive (for any reason or no reason) in accordance with Article III hereof.

“Retiree Medical Plan” means any retiree medical insurance plan of the Company as in effect as of the Date of Termination. In the event that the Company has no such plans in effect as of the Date of Termination, the Executive shall be provided with a payment in lieu of continued participation in the Company’s group health care plans during the Aggregate Separation Pay Period, determined as set forth in Appendix A.

“Salary Percentage” means 35% or, in the case of James A. Skinner only, 50%.

“Section 409A” means Section 409A of the Code, together with the regulations and guidance promulgated thereunder.

“Separation Payment” has the meaning assigned in Section 4.1.

“Standards of Business Conduct” means, collectively, any standards of conduct, employee handbooks, ethical guidelines, internal controls and procedures, compliance manuals or similar guidelines (written or otherwise) of the Company in effect and applicable to the Executives from time to time.

“Second Separation Pay Period” means, with respect to an Executive, the period beginning on the day immediately following the last day of such Executive’s First Separation Pay Period and ending 60 months thereafter.

“Target Annual Bonus” means the product of the Annual Base Salary and the Full Target Percentage.

“TIP” means the Company’s Target Incentive Plan or, if applicable, any successor annual incentive plan of the Company as in effect as of the Date of Termination.

“Welfare Benefit” means, with respect to an Executive whose employment with the Company terminates in a Qualifying Termination, a lump sum payment in lieu of such Executive’s continued participation during the Aggregate Separation Pay Period in the Benefit Plans determined as set forth in Appendix A hereto.

“Violation” means (i) the filing by an Executive of a lawsuit, charge, complaint or other claim asserting any claim or demand within the scope of the releases given in any of his or her Agreements, (ii) an Executive’s failure properly to execute and deliver the Termination Agreement and General Release attached as Exhibit 1 hereto, (iii) an Executive’s purported revocation of any of his or her Agreements or (iv) an Executive’s breach of any of his or her noncompetition, nonsolicitation, confidentiality or other obligations to the Company pursuant to any of his or her Agreements.

“Willful” means, with respect to an act or omission by an Executive, that such act or omission was done or omitted to be done by such Executive in bad faith or without reasonable belief that the Executive’s action or omission was in the best interests of the Company, it being understood that any act or omission by an Executive based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the CEO or an officer of the Company senior in rank to the Executive to whom the Executive reports or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

“Years of Service” means, with respect to an Executive, the number of 12-month intervals beginning on the date on which the Executive commenced service with the Company or an affiliate of the Company and ending on the Date of Termination, rounded down to the nearest complete 12-month interval (e.g., a period of 128 months and 3 days shall equal 10 “Years of Service”).

ARTICLE II: PURPOSE AND ADMINISTRATION OF THE PLAN

2.1 The Committee. The Committee shall have overall responsibility for the establishment, amendment, administration and operation of this Plan. The Committee shall have the responsibilities and duties and powers under this Plan which are not specifically delegated to anyone else, including without limitation the following powers:

(i) subject to any limitations under this Plan or applicable law, to make and enforce such rules and regulations of this Plan and prescribe the use of such forms as it shall deem necessary for the efficient administration of this Plan;

(ii) to require any person to furnish such information as it may reasonably request as a condition to receiving any benefit under this Plan;

(iii) to decide on questions concerning this Plan;

(iv) to compute or cause to be computed the amount of benefits which shall be payable to any person in accordance with the provisions of this Plan; and

(v) to appoint and remove, as it deems advisable, the Plan Administrator.

2.2 The Plan Administrator. The Committee may appoint an administrator for the Plan (the “Plan Administrator”) who may (but need not) be a member of the Committee, and in the absence of such appointment the Plan Administrator shall be the Corporate Executive Vice President of Human Resources of McDonald’s Corporation. The Plan Administrator shall perform the administrative responsibilities delegated to the Plan Administrator from time to time by the Committee.

2.3 Discretionary Power of the Committee. The Committee from time to time may establish rules for the administration of this Plan. The Committee shall have the sole discretion to make decisions and take any action with respect to questions arising in connection with this Plan, including without limitation the construction and interpretation of this Plan and the determination of eligibility for and the amount of benefits under this Plan. The decisions or actions of the Committee as to any questions arising in connection with this Plan, including without limitation the construction and interpretation of this Plan, shall be final and binding upon all Executives and their respective beneficiaries.

2.4 Action of the Committee. The Committee may act at a meeting, including without limitation a telephonic meeting, by the consent of a majority of the members of the Committee at the time in office, or without a meeting, by the unanimous written consent of the individual members of the Committee. An executed document signed by an individual member of the Committee and transmitted by facsimile shall be valid as the original signed document for all purposes. Any person dealing with the Committee shall be entitled to rely upon a certificate of any member of the Committee, or the Secretary or any Assistant Secretary of the Company, as to any act or determination of the Committee.

2.5 Advisors and Agents of the Committee. The Committee may, subject to periodic review, (a) authorize one or more of its members or an agent to execute or deliver any instrument, and make any payment on its behalf, and (b) utilize the services of associates and engage accountants, agents, legal counsel, record keepers, professional consultants (any of whom may also be serving the Company) or authorized Company personnel to assist in the administration of this Plan or to render advice with regard to any responsibility or issue arising under this Plan.

2.6 Records and Reports of the Committee. The Committee shall maintain records and accounts relating to the administration of this Plan. An Executive shall be entitled to review any records relating to his or her individual participation in this Plan and to make copies of such records upon written request to the Committee.

2.7 Liability of the Committee; Indemnification. The members of the Committee and the Plan Administrator shall have no liability with respect to any action or omission made by them in good faith nor from any action or omission made in reliance upon (a) the advice or opinion of any accountant, legal counsel, medical adviser or other professional consultant or (b) any resolutions of the Committee or the Board certified by the Secretary or Assistant Secretary of the Company. Each member of the Committee and the Plan Administrator shall be indemnified, defended and held harmless by the Company and its respective successors against all claims, liabilities, fines and penalties and all expenses (including without limitation reasonable attorneys’ fees and disbursements and other professional costs incurred in enforcing this provision) reasonably incurred by or imposed upon such individual which arise as a result of his or her actions or failure to act in connection with the operation and administration of this Plan, to the extent lawfully allowable and to the extent that such claim, liability, fine, penalty or expense is not paid for by liability insurance purchased by or paid for by the Company or an affiliate thereof. Notwithstanding the foregoing, the Company shall not indemnify any person for any such amount incurred through any settlement or compromise of any action unless the Company consents in writing to such settlement or compromise, which consent shall not be unreasonably withheld.

2.8 Plan Expenses. All expenses under or relating to this Plan shall be paid from the general assets of the Company. To the extent required by applicable law, the Company may require any member of the Committee to furnish a fidelity bond satisfactory to the Company.

2.9 Service in More than One Capacity. Any person or group of persons may serve this Plan in more than one capacity.

2.10 Named Fiduciary. The named fiduciary of this Plan shall be the Committee.

2.11 Delegation of Responsibility. The Committee shall have the authority to delegate from time to time, in writing, all or any part of its responsibilities under this Plan to one or more members of the Committee. The Committee may also delegate administrative functions to the Plan Administrator pursuant to Section 2.2 above. The Committee may in the same manner revise or revoke any such delegation of responsibility. Any action of the delegate in the exercise of such delegated responsibilities shall have the same force and effect for all purposes hereunder as if such action had been taken by the Committee. The Committee shall not be liable for any acts or omissions of any such delegate. The delegate shall periodically report to the Committee concerning the discharge of the delegated responsibilities.

2.12 Filing a Claim. (a) Each Executive eligible for benefits under this Plan (“Claimant”) may submit a claim for benefits (“Claim”) to the Plan Administrator in writing on a form provided or approved by the Plan Administrator or, if no such form has been so provided or approved, in a written document that specifies, in reasonable detail, facts and circumstances and the applicable Plan provisions which the Claimant believes entitle him or her to compensation or benefits under this Plan. A Claimant shall have no right to seek review of a denial of benefits, or to bring any action in any court to enforce a Claim, prior to his or her filing a Claim and exhausting his or her rights to review under this Article II.

(b) When a Claim has been filed properly, it shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within 45 days after the receipt of such Claim unless special circumstances require an extension of time for processing the Claim. If such an extension is required, written notice of the extension shall be furnished to the Claimant prior to the end of the initial 45-day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than 90 days after the date on which the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (i) the specific reasons for the denial, (ii) references to pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (iv) the Claimant’s right to seek review of the denial.

(c) An election to terminate employment with the Company pursuant to Section 3.1 of the Plan shall not be considered a Claim and shall not be subject to this Section 2.12.

2.13 Review of Claim Denial. (a) If a Claim is denied, in whole or in part, the Claimant shall have the right to (i) request a review of the denial by the Committee or its delegate, (ii) review pertinent documents, (iii) submit issues and comments in writing to the Committee and (iv) appear before the Committee in person to present such issues and comments; provided that the Claimant files a written request for review with the Committee within 60 days after the Claimant’s receipt of written notice of the denial. Within 60 days after the Committee receives a request for review, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for such review, in which case the Claimant shall be given a written notice within such initial 60-day period specifying the reasons for the extension and when such review shall be completed; provided that such review shall be completed within 120 days after the filing of the request for review. The Committee’s decision on review shall be sent to the Claimant in writing and shall include (i) specific reasons for the decision and (ii) references to Plan provisions upon which the decision is based. A decision on review shall be binding on all persons for all purposes.

(b) If a Claimant shall fail to file a request for review in accordance with the procedures herein outlined, such Claimant shall have no right to obtain such a review or to bring an action in any court, and the denial of the Claim shall become final and binding on all persons for all purposes except upon a showing of good cause for such failure.

2.14 Notwithstanding anything to the contrary in this Article II, to the extent of any inconsistency between this Article II and the provisions of (i) Delaware corporate law and/or (ii) the articles of incorporation, by-laws or other governing documents of the Company (including but not limited to provisions relating to the authority of persons to act as agents of the Company and to indemnification), such other provisions shall prevail over this Article II.

ARTICLE III: ELECTION TO TERMINATE EMPLOYMENT

3.1 Conditions to Election. An Executive may elect to terminate his or her employment with the Company and receive benefits under the Plan upon satisfaction of the following conditions: (i) the Executive must deliver to the Committee (in the case of an election by James A. Skinner) or to the CEO (in the case of an election by any other Executive) a written notice indicating the proposed Date of Termination, substantially in the form attached hereto as Exhibit 3 and in a manner consistent with the requirements of Sections 6.1 and 10.4 hereof; (ii) in the case of any Executive other than James A. Skinner, a successor to the Executive must have been selected by the Company and approved by the CEO in his sole discretion prior to the Date of Termination and (iii) if the proposed Date of Termination of an Executive occurs prior to the Executive’s 62nd birthday, such election by the Executive shall be subject to the consent of the CEO to be granted in his or her sole discretion.

3.2 Date of Termination. In the event of an Executive’s election to terminate his or her employment with the Company in accordance with this Article III, the Committee (in the case of an election by James A. Skinner) or the CEO (in the case of an election by any other Executive), may, instead of the Date of Termination proposed by the Executive, specify an earlier or later Date of Termination reasonably selected by the Committee or the CEO, as applicable, and such date shall be the actual Date of Termination for purposes of the Plan.

ARTICLE IV: PAYMENTS AND BENEFITS FOLLOWING QUALIFYING TERMINATION

In the event that an Executive’s employment with the Company terminates in a Qualifying Termination, the Company shall provide to such Executive the following payments and benefits (provided, that the Company shall not be obligated to make any such payments or provide any such benefits (i) in the case of the Executive’s termination of employment other than in a Qualifying Termination or (ii) prior to such time as the Executive has executed an irrevocable Termination Agreement and General Release substantially in the form attached as Exhibit 1 hereto and such Termination Agreement and General Release is no longer revocable by the Executive):

4.1 Lump-Sum Separation Payment. The Company shall pay to the Executive, on the Payment Date, a lump-sum payment (the “Separation Payment”) determined as provided in clauses (a) and (b) of this Section 4.1.

(a) The Separation Payment shall be calculated based on the sum of:

(i) the product of (A) the Executive’s Monthly Base Salary and (B) the number of months in the First Separation Pay Period;

(ii) the product of (A) the Executive’s Monthly Base Salary, (B) the applicable Salary Percentage and (C) 60;

(iii) the Prorated Annual Bonus;

(iv) the product of (A) the Target Annual Bonus and (B) a fraction, the numerator of which is the number of days in the First Separation Pay Period and the denominator of which is 365;

(v) in the case of an Article III Termination only, the Deferred Compensation Matching Contribution Amount; and

(vi) the Welfare Benefit.

(b) The Separation Payment shall be equal to the sum of:

(A) the amount determined pursuant to Section 4.1(a) above discounted, by reference to the Discount Rate, to the Payment Date from the payment dates that would have applied:

(I) in the case of 4.1(a)(i), if the Executive had continued to receive regularly scheduled payments of his or her Monthly Base Salary in accordance with the Company’s normal payroll practices through the end of the First Separation Pay Period;

(II) in the case of 4.1(a)(ii), if the Executive had continued to receive regularly scheduled payments of his or her Monthly Base Salary multiplied by the applicable Salary Percentage in accordance with the Company’s normal payroll practices during the Second Separation Pay Period;

(III) in the case of 4.1(a)(iii) through (v), if the Executive had continued to participate in TIP and the Deferred Compensation Plans through the end of the First Separation Pay Period; and

(IV) in the case of 4.1(a)(vi), if the Executive had continued to participate in the Benefit Plans through the end of the Aggregate Separation Pay Period; and

(B) In the case of an Article III Termination only, $50,000 in lieu of fringe benefits (including annual physical examinations, financial planning assistance and a company car) during the Aggregate Separation Pay Period (and, in the case of James A. Skinner only, an additional $85,000 in lieu of the provision of an office during the two-year period immediately following the Date of Termination).

4.2 Accrued Obligations. The Company shall pay to the Executive, on the regular payment date in accordance with the regular payroll practices of the Company that next follows the Date of Termination Date or as soon as reasonably practicable thereafter, the Accrued Obligations in a lump sum.

4.3 Earned Bonus. In the event that the Date of Termination occurs following the end of a calendar year but prior to the date on which bonuses for such calendar year are paid to TIP participants generally, the Company shall pay the to the Executive, on the date on which bonuses for such calendar year are paid to TIP participants generally but in any event not later than March 15 of the year following such calendar year, the Earned Bonus. In the case of an Article III Termination only, in addition to the Earned Bonus the Company shall also pay to the Executive, on the same date, an amount in cash equal to the amount (if any) that would have been contributed by the Company and credited to the Executive’s account under the Deferred Compensation Plans to match the portion of the Executive’s annual bonus for such calendar year if, on the date on which bonuses for such calendar year are paid to TIP participants generally, the Executive had been a participant in the Deferred Compensation Plans and the Executive’s deferral elections under the Deferred Compensation Plans as in effect immediately prior to the Date of Termination had still been in effect.

4.4 CPUP. With respect to any awards granted to the Executive under the CPUP that are outstanding immediately prior to the Date of Termination, the following provisions shall apply, subject to Section 7.1 hereof:

(a) in the case of an Article III Termination, notwithstanding any provisions to the contrary in the applicable CPUP guidelines or other plan documents or award agreements, during the Aggregate Separation Pay Period, each award that the Executive has been granted under the CPUP and that is outstanding as of the Date of Termination shall (notwithstanding any provisions to the contrary in the original award) be paid promptly (but in any event not more than 90 days) following the end of the applicable performance period under the CPUP or, if applicable, at such earlier time as provided under the McDonald’s Corporation Change in Control Severance Plan or any successor plan thereto. The amount of such CPUP awards shall be determined based on the performance criteria specified for the applicable performance period under the CPUP, provided, that such amount shall be prorated by multiplying the award determined in accordance with the foregoing by a fraction, the numerator of which is the number of days in the applicable CPUP performance period that have elapsed immediately prior to the Date of Termination and the denominator of which is the total number of days in such CPUP performance period; and

(b) in the case of termination of the Executive’s employment by the Company without Cause or, if applicable, by the Executive for Good Reason, the outstanding CPUP awards will be treated as provided for under the original terms of the award and pursuant to the applicable CPUP guidelines or other plan documents and/or award agreements.

4.5 Restricted Stock Units. With respect to any awards of restricted stock units granted to the Executive under the Company’s equity incentive compensation plans that are outstanding and unvested immediately prior to the Date of Termination, the following provisions shall apply, subject to Section 7.1 hereof:

(a) in the case of an Article III Termination, notwithstanding any provisions to the contrary in the original award, the shares and/or cash subject to such awards shall, immediately as of the Date of Termination, cease to be subject to forfeiture conditions, and shall be transferred to the Executive on the payment date or dates that would have applied had the Executive continued to be employed with the Company during the Aggregate Separation Pay Period. The number of shares or the amount in cash, as applicable, payable under each such award that is not performance based shall be 100% of the amount provided for pursuant to the original terms of the award. The number of shares or the amount in cash, as applicable, under each such award that is performance based shall be determined based on the actual performance of the Company against the applicable performance measures during the performance period as provided under the original terms of the award; and

(b) in the case of termination of the Executive’s employment by the Company without Cause or, if applicable, by the Executive for Good Reason, the restricted stock units will be treated as provided for under the original terms of the award and pursuant to the applicable plans and prospectuses.

4.6 Stock Options. With respect to any stock options granted to the Executive under the Company’s equity incentive compensation plans that are outstanding and unexercised immediately prior to the Date of Termination, notwithstanding any provisions to the contrary in the original award, the following provisions shall apply, subject to Section 7.1 hereof:

(a) in the case of an Article III Termination, (x) such stock options shall remain outstanding until the end of the period ending on first to occur of (i) the date on which the applicable stock option is exercised; (ii) the date that is 9 1/2 years from the Date of Termination; and (iii) the tenth (or, in the case of stock options granted in 1999 or 2000, the thirteenth) anniversary of the date on which the applicable stock option was granted, and (y) any unexercisable stock options that, pursuant to the original terms of the award, would have become exercisable during the period described in clause (x) of this Section 4.6(a) shall continue to become exercisable on the dates specified in the original award; and

(b) in the case of termination of the Executive’s employment by the Company without Cause or, if applicable, by the Executive for Good Reason, the following categories of such stock options shall vest as of the Executive’s Date of Termination and remain exercisable until the first to occur of (i) the date on which the applicable stock option is exercised; (ii) the third (or, the case of James A. Skinner only, the fifth) anniversary of the Date of Termination; and (iii) the tenth (or, in the case of stock options granted in 1999 or 2000, the thirteenth) anniversary of the date on which the applicable stock option was granted: (x) all stock options that are vested as of the Executive’s Date of Termination and (y) all stock options that would have vested within three (or, in the case of James A. Skinner only, five) years following the Date of Termination if the Executive had remained employed with the Company.

4.7 Secretarial Services. In the case of an Article III termination of James A. Skinner only, the Company shall provide Mr. Skinner, during the two-year period immediately following the Date of Termination, with secretarial services substantially equivalent to those provided to Mr. Skinner immediately prior to the Date of Termination. Such secretarial services shall be provided to Mr. Skinner in accordance with the regulations applicable to reimbursement or in-kind benefit plans as set forth in U.S. Treasury Department Regulation §1.409A-3(i)(1)(iv). The benefits provided under this Section 4.7 in one calendar year shall not affect benefits provided in another calendar year. Mr. Skinner’s right to benefits pursuant to this Section 4.7 is not subject to liquidation or exchange for any other benefit.

4.8 Termination Agreement and General Release. Upon termination of an Executive’s employment with the Company in a Qualifying Termination, upon death or due to the Executive’s Disability, the Executive or his or her legal representatives or estate, as the case may be, shall execute a Termination Agreement and General Release substantially in the form attached as Exhibit 1 hereto within 90 days following the Date of Termination. The Plan Administrator may, in its discretion, extend the deadline referred to in the preceding sentence, but in no event shall such deadline be later than 40 days prior to the six-month anniversary of the Date of Termination. Notwithstanding anything to the contrary in this Plan, an Executive (or, if applicable, the Executive’s estate) shall not be entitled to receive any benefits under this Plan in connection with the termination of the Executive’s employment in a Qualifying Termination prior to the Executive’s irrevocable execution of such Termination Agreement and General Release.

ARTICLE V: TERMINATION OF EMPLOYMENT OTHER THAN QUALIFYING TERMINATION

5.1 Termination Upon Death or Due to Disability. An Executive’s employment shall terminate automatically upon his or her death. In the event that (a) the Committee determines in good faith that an Executive is suffering from a Disability and (b) the appropriate decisionmaker under any applicable Company plan or program providing long-term disability benefits to the Executive (a “Disability Plan”) similarly determines that the Executive is eligible for such benefits by virtue of the Executive’s disability (as defined for purposes of such plan or program), the Company may deliver to the Executive written notice (a “Disability Termination Notice”) in accordance with Section 10.4 below of the Company’s intention to terminate the Executive’s employment. In such event, the Executive’s employment shall terminate effective on the later of (y) the 30th day after receipt of such Disability Termination Notice by the Executive or (z) the first date on which the Executive becomes eligible for long-term disability benefits under the principal Disability Plan applicable to the Executive (the “Disability Effective Date”), provided, however, that (1) in the interim the Executive shall not have returned to full-time performance of the Executive’s duties and/or (2) the Executive shall not have delivered to the Committee within 30 days of receipt of a Disability Termination Notice a written objection thereto (an “Objection”). In the event of a timely Objection, any termination of the Executive shall be suspended and the Executive shall be promptly examined by two physicians or other professionals skilled in the relevant field, one selected by the Executive and one by the Committee. Each of the two professionals shall issue a written opinion within 15 days following the completion of his or her examination as to whether the Executive is Disabled in accordance with the definition provided in this Plan. If the two professionals agree, each of the Executive and the Company shall be bound by their joint conclusion. If the two professionals disagree, they shall jointly agree on a third professional to conduct a similar examination. Each of the Executive and the Company shall be bound by the conclusion of such third professional. The Executive agrees to each such examination and to waive any confidentiality rights necessary to allow each of the professionals conducting such examinations to do so. The Company shall pay all fees and costs of all such examinations. In the event of a disagreement as to the determination of the Executive’s disability for purposes of a Disability Plan, such disagreement shall be resolved as provided for in such Disability Plan.

5.2 Payments and Benefits in Connection with Termination Upon Death or Due to Disability. If an Executive’s employment with the Company terminates upon the Executive’s death or by reason of the Executive’s Disability, the Company shall pay to the Executive or to the Executive’s legal representatives:

(a) on the regular payment date in accordance with the regular payroll practices of the Company that next follows the Date of Termination Date or as soon as reasonably practicable thereafter, the Accrued Obligations in a lump sum;

(b) with respect to any calendar year that ends on or prior to the Date of Termination, the Earned Bonus, on the date on which bonuses under TIP for such calendar year are paid to TIP participants generally; and

(c) payment or provision of death benefits or disability benefits, as applicable, equal to the benefits provided by the Company to the estates and beneficiaries of other employees of the Company at the level in which the Executive was serving at the time of his or her death or termination for Disability, as applicable.

Except as provided above, the Company shall have no further obligation to the Executive or the Executive’s legal representatives pursuant to this Plan.

5.3 Termination by the Company for Cause. The Company may terminate an Executive’s employment at any time for Cause. In the event that the Company terminates the Executive’s employment for Cause, the Company shall have no further obligation to the Executive pursuant to this Plan other than to pay to the Executive the Accrued Obligations in a lump sum in cash within 60 days following the Date of Termination.

5.4 Termination by the Executive other than in a Qualifying Termination or by reason of death or Disability. In the event that the Executive terminates his or her employment other than in a Qualifying Termination and neither Section 5.2 nor Section 5.3 above applies, the Company shall have no further obligation to the Executive pursuant to this Plan other than to pay to the Executive the Accrued Obligations in a lump sum in cash within 60 days following the Date of Termination and any Earned Bonus on the date on which bonuses under TIP are paid to TIP participants generally.

5.5 Equity and CPUP Awards. If the Executive’s employment with the Company terminates under the circumstances described in any of Sections 5.2, 5.3 and 5.4, any awards granted to the Executive under the Company’s equity compensation plans or under the CPUP that are outstanding immediately prior to the Date of Termination shall be treated in accordance with the applicable provisions of the applicable plans, guidelines, prospectuses and/or award agreements.

ARTICLE VI: NOTICE OF TERMINATION

6.1 Any termination of an Executive’s employment by the Company or the Executive (other than a termination due to the Executive’s death) shall be communicated by Notice of Termination to the other party hereto given in accordance with this Section 6.1. For purposes of this Plan, a “Notice of Termination” means a written notice which (i) indicates the specific termination provision in this Plan relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive’s employment under the provision so indicated, and (iii) if the Date of Termination is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive’s or the Company’s rights hereunder. In the event that the Executive elects to terminate employment in an Article III Termination, the Executive shall provide the Notice of Termination in substantially the form attached hereto as Exhibit 3.

ARTICLE VII: CONSEQUENCES OF VIOLATION OR ACT OR OMMISSION

CONSTITUTING CAUSE BY COVERED EXECUTIVE

7.1 If the Company determines that (i) an Executive has committed a Violation or (ii) an Executive has committed, at any time prior to the Date of Termination, any act or omission that would constitute Cause, the Company shall be entitled (in addition to any other remedy to which the Company is entitled under the applicable Agreement) to cancel any and all future obligations of the Company to the Executive under this Plan (including but not limited to any outstanding stock options, restricted stock units and awards under the CPUP) held by the Executive, whether vested or unvested) and to recoup the value of any payments and benefits that have been provided to the Executive under this Plan as of the date on which the Violation occurs or the act or omission that would constitute Cause is discovered (including but not limited to payouts in respect of CPUP awards pursuant to Section 4.4 hereof, payouts in respect of restricted stock units pursuant to Section 4.5 hereof and proceeds realized upon the exercise of stock options that were unvested immediately prior to the Date of Termination pursuant to Section 4.6 hereof), together with the Company’s costs and reasonable attorney’s fees.

ARTICLE VIII: LEGAL FEES AND OTHER EXPENSES

8.1 Entitlement to Reimbursement. If an Executive incurs legal and other fees or other expenses in a good faith effort to obtain pay or benefits under this Plan, regardless of whether the Executive ultimately prevails, the Company shall reimburse the Executive on a monthly basis upon the written request for such fees and expenses to the extent not reimbursed under the Company’s officers’ and directors’ liability insurance policy, if any. The existence of any controlling case or regulatory law which is directly inconsistent with the position taken by the Executive shall be evidence that the Executive did not act in good faith.

8.2 Method of Reimbursement. Reimbursement of legal fees and expenses under this Article VIII shall be made monthly upon the written submission of a request for reimbursement, together with evidence that such fees and expenses are due and payable or were paid by the Executive. If the Company shall have reimbursed the Executive for legal fees and expenses and it is later determined that the Executive was not acting in good faith, all amounts paid on behalf of, or reimbursed to, the Executive shall be promptly refunded to the Company.

8.3 Section 409A Compliance. The Company’s obligation to reimburse the Executive for legal fees and expenses pursuant to this Article VIII is intended to meet the requirements for a specified date or a fixed schedule of payments with respect to such reimbursements consistent with the conditions specified in U.S. Treasury Department Regulation Section 1.409A-3(i)(1)(iv), and the Company and the Executive agree that the provisions of this Article VIII shall be construed so as to comply with such conditions. The

Company’s obligations pursuant to this Article VIII shall terminate in their entirety on the earlier of (i) the date on which a Violation occurs, if any and (ii) the tenth anniversary of the Executive’s death. In no event shall the amount of fees and expenses eligible for reimbursement pursuant to this Article VII in a calendar year affect the fees and expenses eligible for reimbursement in any other calendar year. In no event shall the Company make any reimbursement payment to the Executive pursuant to this Article VIII on a date that is later than the last year of the calendar year during which the applicable expense was incurred by the Executive. In no event shall the Executive be entitled to exchange the right to receive reimbursement pursuant to this Article VIII for cash or any other payment or benefit.

ARTICLE IX: AMENDMENT AND TERMINATION OF THE PLAN

9.1 The Company has the right to amend this Plan in whole or in part at any time; provided that no amendment of this Plan shall be effective as to any Executive who is or may reasonably be expected to be materially adversely affected thereby until the date that is two years after the date on which the Company gives written notice to all such Executives of its intention to adopt such amendment, unless such Executive consents in writing. Any purported Plan termination or amendment in violation of this Article IX shall be void and of no effect.

ARTICLE X: MISCELLANEOUS PROVISIONS

10.1 Successors. This Plan shall be binding upon the Company and its successors and assigns.

10.2 Executive Information. Each Executive shall notify the Committee of his or her mailing address and each change of mailing address to the extent that he or she has not previously informed the Company thereof. In addition, each Executive shall furnish the Committee with any other information and data that the Committee reasonably considers necessary for the proper administration of this Plan and the Executive’s Agreements. The information provided by the Executive under this Section 10.2 shall be binding upon the Executive, his or her dependents and any beneficiaries for all purposes of this Plan and the Agreements. The Committee shall be entitled to rely on any representations regarding personal facts made by an Executive, his or her dependents or beneficiaries, unless it has knowledge that such representations are false.

10.3 Payments to Beneficiary. If an Executive dies before receiving amounts to which he or she is entitled under this Plan or any Agreement, such amounts shall be paid to the Executive’s Beneficiary or, if there is no Beneficiary, to the Executive’s estate. If a Beneficiary dies before complete payment of any benefits attributable to a deceased Executive, the remaining benefits shall be paid the Beneficiary’s estate.

10.4 Notices. Any notice, request, election, or other official communication under this Plan or any Agreement shall be in writing and shall be delivered personally, by courier service, by registered or certified mail, return receipt requested or (in the case of the Company, the CEO or the HR Official (as defined in the Agreements)) by facsimile, and shall be effective upon actual receipt by the party to which such notice shall be directed, and shall be addressed as follows: (i) if to the Company, or McDonald’s Corporation,

One McDonald’s Plaza, Oak Brook IL 60523, Attention: Corporate Secretary, facsimile: (630) 623-0497, (ii) if to the CEO or the HR Official, to such official at One McDonald’s Plaza, Oak Brook, Illinois 60523, facsimile: (630) 623-7409, and (iii) if to an Executive, the last mailing address as specified by the Executive in accordance with Section 10.2 above.

10.5 Right to Amend Compensation Plans and Employee Plans. Nothing in this Plan or any Agreement shall be construed to limit the ability of the Company to amend or terminate any of its Benefit Plans or other employee compensation or benefit plans other than this Plan, and any such terminations or amendments shall be effective as to the Executives.

10.6 Non-Alienation. No Executive shall have the right to assign, transfer or anticipate an interest in any benefit under this Plan or any Agreement.

10.7 Severability. If any one or more articles, sections or other portions of this Plan or of any Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any article, section or other portion not so declared to be unlawful or invalid. Any article, section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such article, section or other portion to the fullest extent possible while remaining lawful and valid.

10.8 No Waiver. The Company’s or an Executive’s failure to insist upon strict compliance with any provision of this Plan or of any Agreement shall not be deemed a waiver of such provision or any other provision of this Plan or of any Agreement. The Company or an Executive may waive any or all of the provisions of this Plan or of any Agreement only by signing a document to that effect. A waiver of any provision of this Plan or of any Agreement shall not be deemed a waiver of any other provision, and any waiver of any default in any such provision shall not be deemed a waiver of any later default thereof or of any other provision.

10.9 Governing Law. This Plan is an “employee benefit plan” within the meaning of Section 3(3) of ERISA. It is intended to constitute a “welfare plan” within the meaning of Section 3(1) of ERISA, but to the extent it is held to be a “pension plan” within the meaning of Section 3(2) of ERISA, it constitutes an unfunded plan maintained primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees. To the extent not preempted by federal law, this Plan and all Agreements shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to any otherwise applicable conflicts of law or choice of law principles.

10.10 Captions. The captions of the Sections and Articles of this Plan are not a part of the provisions hereof and shall have no force or effect.

10.11 No Mitigation or Offset. In no event shall any Executive or the Company be obligated to take any action by way of mitigation of any damages caused by the breach by the Company or any Executive, as applicable, of its, his or her obligations under this Plan. No Executive’s payments or benefits under this Plan shall be reduced by any compensation that the Executive earns after his or her Date of Termination from employment or self-employment, provided that such employment or self-employment does not violate the Executive’s obligations under his or her Agreements.

10.12 Change of Control Employment Agreement. Notwithstanding any other provision of this Plan, in the event that an Executive’s Date of Termination occurs in circumstances under which the Executive would otherwise be eligible to receive severance benefits under a change of control employment agreement with the Company, such Executive shall receive the greater of, but not both of: (i) the aggregate benefits provided under the this Plan plus any golden parachute excise tax gross-up payments provided under such change of control employment agreement, to the extent that such golden parachute excise tax gross-up payments are applicable to the benefits provided to the Executive under this Plan; or (ii) the aggregate benefits for which the Executive would qualify under the change in control employment agreement if this Section 10.12 did not apply. The value of such benefits shall be determined based on the present value of the benefits provided under each of the change in control employment agreement and this Plan as of the Termination Date.

10.13 ERP. As a condition to participation in the Plan, each Executive shall be required to execute an Acknowledgment and Release, substantially in the form attached as Exhibit 2 hereto, acknowledging that (notwithstanding Article 9 of the ERP) the ERP is no longer of any force or effect with respect to the Executive and that the payments and benefits provided to the Executive under the Plan are in lieu of any payments, benefits or arrangements to which the Executive might otherwise have been entitled under the ERP, and waiving any and all rights and claims that the Executive may otherwise have to any such payments, benefits or arrangements.

10.14 Company Subsidiaries and Successors. References in this Plan to employment by “the Company” shall be deemed to include employment by (1) any entity in which the Company directly or through intervening subsidiaries owns 100% of the total combined voting power or value of all classes of stock, or in the case of an unincorporated entity, 100% interest in the capital and profits and (2) any successor or assign of the Company pursuant to Section 10.1, and any obligation of the Company hereunder shall be deemed satisfied if and to the extent an entity described in clause (1) or (2) of this sentence performs such obligation.

10.15 Section 409A. The Company intends for the Plan to comply with the requirements of Section 409A, and the Plan shall be interpreted and administered accordingly.

McDONALD’S CORPORATION
Date: November 29, 2007

/s/ Richard Floersch
By:	Richard Floersch
Title:	Corporate Executive Vice President – Human Resources

APPENDIX A

WELFARE BENEFIT

Complete the following worksheet to determine the Welfare Benefit as of the Date of Termination:

COBRA

A.	Insert the current annual Company cost (as of the Date of Termination) in respect of the Executive’s participation in McDonald’s medical and dental plans:	_________

B.	Multiply the amount in A by 1.5:		_________

RETIREE MEDICAL

C.

Insert the aggregate amount of the monthly premium payable under all the Retiree Medical Plans of McDonald’s in which the Executive is eligible to participate immediately prior to the Date of Termination to purchase the same type of coverage (family or individual) that the Executive has immediately prior to the Date of Termination:

(If the Company has no retiree medical insurance plans in which the Executive is eligible to participate as of the Date of Termination, insert here the same amount determined under “A” above.)

_________

D.	Subtract 18 from the number of months in the Aggregate Separation Pay Period:	_________

E.	Multiply C and D:		_________

LIFE INSURANCE

F.	Enter the annual Company cost for life insurance coverage as shown on the Executive’s total compensation statement issued most recently prior to the Date of Termination:	_________

G.	Divide F by 12:	_________

H.	Multiply G by the number of months in the First Separation Pay Period:		_________

I.	Multiply G by (i) the number of months in the Second Separation Pay Period and (ii) the applicable Salary Percentage:	_________

WELFARE BENEFIT

J.	Add B, E, H and I. This is the Welfare Benefit.	_________

A-1

EXHIBIT 1

TERMINATION AGREEMENT AND GENERAL RELEASE

THIS TERMINATION AGREEMENT AND GENERAL RELEASE (this “Agreement”) is entered into as of this      day of                     ,                     , by and between McDonald’s Corporation, a Delaware corporation (the “Company”) and              (the “Executive”), pursuant to the Company’s Executive Retention Replacement Plan (the “Plan”), a copy of which is attached hereto as Exhibit A.

WITNESSETH:

WHEREAS, the Executive participates in the Plan; and

WHEREAS, if the Executive complies with his/her obligations under the Plan, he/she will hereafter be entitled to substantial compensation and benefits under the Plan to which he/she would not otherwise be entitled; and

WHEREAS, the Executive is required under the Plan to execute this Agreement in order to receive benefits under the Plan;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan. The following terms shall have the meanings set forth below:

Agreement: defined in the first paragraph above.

Company: defined in the first paragraph above.

Company Property: all records, documents, materials, papers, computer records or print-outs belonging to McDonald’s, including without limitation those containing Confidential Information and Trade Secrets.

Competing Business: any Person (and any branches, offices or operations thereof) that is a material and direct competitor of McDonald’s in any country in the world or in any state of the United States by virtue of selling, manufacturing, processing or promoting any product that is substantially similar to, competes with, or is intended to compete with, replace, or duplicate in the market any product that was sold or under development by McDonald’s during the five years (or shorter period of the Executive’s employment with the Company) preceding the date of execution of this Agreement or with respect to which the Executive has had specific knowledge and involvement.

Confidential Information and Trade Secrets: all valuable and unique tangible and intangible information and techniques acquired, developed or used by McDonald’s relating to its business, operations, employees and customers, which gives McDonald’s a competitive advantage in the businesses in which McDonald’s is engaged, including without limitation processes, methods,

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techniques, systems, computer data, formulae, patents, models, devices, compilations, customer lists, supplier lists or any information of whatever nature that gives McDonald’s an opportunity to obtain an advantage over competitors who do not know or use such data or information.

Executive: defined in the first paragraph above.

HR Official: the Company’s Senior Executive Vice President of Human Resources (or any successor position).

Justified Disclosure: defined in Section 8(a) below.

McDonald’s: the Company and its subsidiaries, divisions, affiliates and related companies.

McDonald’s-Related Person: any director, officer, employee or franchisee of the Company or any of its subsidiaries, divisions, affiliates and related companies.

Other Separation Benefits: defined in Section 9(c) below.

Person: a person, firm, corporation, partnership, venture or other entity of any kind.

Plan: defined in the first paragraph above.

Recovery Period: the period beginning on the Date of Termination and ending on the date on which a Violation is discovered.

Release Date: the Executive’s Date of Termination.

Released Persons: defined in Section 9(a) below.

Specified Competitors: the entities listed on Exhibit B hereto and their respective subsidiaries and affiliates, as required by Section 1.02(b) of the Plan.

Stock Option Gains: defined in Section 10(c)(iv) below.

Violation: defined in the Plan.

2. Relationship of Agreement to Plan. The provisions of the Plan, including without limitation the provision regarding administration in Article II of the Plan, are applicable to this Agreement and to the obligations of the Company and the Executive hereunder, and are hereby incorporated by reference into this Agreement. However, any amendments made to the Plan after the date of this Agreement will not apply to the Executive absent the consent of the Executive, to the extent such consent is required pursuant to Article IX of the Plan.

3. Circumstances Requiring Agreement. The Executive’s employment [has terminated] [will terminate] as a result of [insert the appropriate clause from the following:]

[the Executive’s election to terminate employment pursuant to Article III of the Plan]

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[termination by the Company other than for Cause]

[termination by the Executive for Good Reason]1

The Executive’s Date of Termination is             ,         . This Agreement constitutes the Executive’s Termination Agreement and General Release.

4. Termination Benefits. The Executive shall be entitled to receive the benefits specified in Article IV of the Plan, provided that the Executive properly executes this Agreement, does not revoke this Agreement, and complies with all Agreements that he or she is required under the Plan to execute. These Termination Benefits are outlined on Exhibit C hereto.

5. Company Property and Confidentiality.

(a) Acknowledgements. The Executive acknowledges that (i) it is the policy of McDonald’s to maintain as secret and confidential all Confidential Information and Trade Secrets; (ii) all Confidential Information and Trade Secrets are the sole and exclusive property of McDonald’s; and (iii) disclosure of Confidential Information and Trade Secrets would cause significant damage to McDonald’s.

(b) Company Property. The Executive agrees to turn all Company Property over to the CEO or the CEO’s designee, at or as promptly as practicable following the execution of this Agreement.

(c) Confidentiality. The Executive shall not, without obtaining the Company’s consent pursuant to Section 7 below, use, disclose, furnish or make accessible to any Person any Confidential Information and Trade Secrets obtained during the Executive’s employment with the Company at any time for so long as such information remains confidential or secret.

6. Other Covenants.

(a) Acknowledgements. The Executive acknowledges that McDonald’s is engaged in a highly competitive, global business that requires the preservation of Confidential Information and Trade Secrets. The Executive further acknowledges that McDonald’s has near-permanent relationships with vendors, affiliates, customers, suppliers, manufacturers, alliance partners, employees and service organizations, which McDonald’s has a legitimate interest in protecting. Finally, the Executive acknowledges that the covenants set forth in this Section 6 are reasonable under the circumstances, that he or she has the skill and ability to find alternative commensurate work not in violation of such covenants and that he or she has the wherewithal to support himself/herself and his/her family without violating such covenants, including without limitation the covenant not to compete provided for in Section 6(b) below.

(b) Noncompetition. The Executive agrees to not work for or provide services to a Competing Business or to the Specified Competitors at any time on or before             ,          [insert date of the second anniversary of the Date of Termination].

[1]	Applies only to James A. Skinner.

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(c) Exceptions. It shall not be considered a violation of this Section 6 for the Executive to engage in any of the following:

(i) The performance of services for and on behalf of an investment banking or commercial banking, auditing or consulting firm at any time after the termination of the Executive’s employment, so long as the Executive is not personally engaged in rendering services to or soliciting business of a Competing Business or any of the Specified Competitors; or

(ii) Being the record or beneficial owner of up to one (1) percent of the outstanding voting securities of any publicly traded entity; or

(d) No Solicitation or Hiring of Employees. The Executive shall not, at any time on or before             ,          [insert the second anniversary of the Date of Termination], solicit or attempt to solicit any employee (other than the Executive’s administrative assistant), consultant, franchisee, supplier or independent contractor of McDonald’s to terminate, alter, or lessen that party’s affiliation with McDonald’s or to interfere with or violate the terms of any agreement or understanding between such entity, employee or person and McDonald’s.

(e) No Disparagement. The Executive shall not, at any time on or before             ,          [insert third anniversary of Date of Termination], (i) make any public disclosures or publish any articles or books about McDonald’s, its business or any McDonald’s-Related Person, or grant an interview to any representative of the public media, without the prior written consent of the CEO, or (ii) intentionally publish any statement or make any disclosure about McDonald’s, its business or any McDonald’s-Related Person that is disparaging, derogatory or otherwise casts a bad light on McDonald’s, its business or any McDonald’s-Related Person.

7. Consent Procedure.

(a) Seeking Consent. The Executive may seek the Company’s consent to engage in any of the activities prohibited by Section 6 above, by providing written notice thereof to the Company addressed to the HR Official, including a full and complete disclosure in writing to the Company of all the relevant facts, including without limitation the services to be rendered or activities to be engaged in, places of employment, performance of services or activities, compensation to be paid, expertise to be provided, amount to be invested, stock or debt to be received, and business plan or plans to be executed by such entity or person. The Company thereafter shall have fourteen (14) calendar days to consider the Executive’s contemplated activities as disclosed and shall in writing, either consent or object to such activities. It is agreed that consent shall not be unreasonably withheld.

(b) Specific Activities. Without limiting the generality of the foregoing, such consent shall not be withheld in any case in which an Executive seeks consent to engage in conduct described in Section 6(d)(iii) above and provides the Company with representations in form and substance reasonably satisfactory to the Company that he or she shall not work on or perform services for a competitive product or substantially similar product as described in Section 6(d)(iii) above.

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(c) Binding Decisions. All decisions of the Company under this Section 7 shall be final and binding upon the Executive, and the Executive shall not engage in any such activities if the Company shall object.

8. Legal Compulsion.

(a) Notice. If the Executive reasonably and in good faith believes that he or she is or may be compelled by law or by a court or governmental agency by a proper proceeding to disclose Confidential Information and Trade Secrets, or to make a statement or take other action that would, absent this Section 8, violate Section 6(f) above (each such disclosure, statement or action, a “Justified Disclosure”), then the Executive shall give the Company written notice thereof as far in advance of such Justified Disclosure as is lawful and practicable, shall cooperate (at the Company’s sole expense) with the Company in its efforts to prevent such Justified Disclosure from being compelled, and shall limit his or her Justified Disclosure to the minimum compelled by law or court order, except to the extent the Company agrees otherwise in writing.

(b) No Violation. If the Executive complies with the foregoing procedure to the greatest extent possible without violating applicable law, then the Executive shall not be deemed to have breached Section 5(c) or 6(f) above, as applicable, as a result of the Violation.

9. Release Provisions.

(a) Release. The Executive understands, intends and agrees that this Section 9 constitutes full, complete and final satisfaction of all claims, demands, lawsuits or actions of any kind, whether known or unknown, against McDonald’s and/or their respective directors, officers or employees (with McDonald’s, collectively, the “Released Persons”), arising at any time up to and including the Release Date, and the Executive hereby forever releases each Released Person from all such matters. This includes, but is not limited to, a release of claims, demands, lawsuits and actions of any kind relating to any employment or application for employment or franchise, claims relating to resignation and/or cessation of employment, claims alleging breach of contract of any tort, claims for wrongful termination, defamation, intentional infliction of emotional distress, personal injury, violation of public policy and/or negligence related to employment or resignation, claims under Title VII of the Civil Rights Act of 1964, as amended, Section 1981 of the Civil Rights Act of 1866, as amended, the Age Discrimination in Employment Act of 1967, as amended, the Rehabilitation Act of 1973, the Americans with Disabilities Act of 1990, the Employee Retirement Income Security Act of 1974, as amended, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act of 1993, the Illinois Human Rights Act, or any other state, Federal or local law prohibiting discrimination, and claims based on any other law, regulation, or common law, whether before any Federal, state or local agency, in any court of law or before any other forum. Notwithstanding the foregoing, the Executive’s release shall not extend to any claims (i) for benefits under Employee Plans that are qualified under Section 401(a) of the Internal Revenue Code, (ii) for payments and benefits to which the Executive is entitled under the Plan as provided in Section 4 above, (iii) for payments or benefits under any Deferred Compensation Plan, Benefit Plan or other employee benefit plan of the Company to

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which the Executive is entitled by the terms thereof, except as provided otherwise in Section 9(c) below and except to the extent such entitlements are specifically amended or eliminated by the Plan, or (iv) for indemnification under the Company’s policy on indemnification of officers and directors and coverage under any related insurance policies.

(b) Advice, Time to Consider and Revocation. The Executive is hereby advised to consult with an attorney prior to executing this Agreement. The Executive is further advised that he/she has a period of 21 days within which to consider the terms of this Agreement and whether or not to execute it. In addition, for a period of 7 days following the Executive’s execution of this Agreement, he/she has the right to revoke this Agreement, and no portion of this Agreement shall become effective or enforceable until such revocation period has expired.

(c) Other Benefits. The Executive acknowledges and agrees that the payments and benefits provided to the Executive under the Plan are in lieu of any payments, benefits or arrangements to which the Executive might otherwise be entitled to under any Employee Plan or other plan or arrangement which provides for severance or separation (“Other Separation Benefits”), and the Executive hereby waives any and all rights and claims that he or she may now or hereafter have to any Other Separation Benefits; provided, that the foregoing waiver shall not apply to any right the Executive may have to any gross-up payments related to the excise tax on excess parachute payments imposed by Section 4999 of the Internal Revenue Code under any change of control employment agreement with the Company. The foregoing shall not be construed as affecting in any manner the Executive’s benefits and entitlements (if any) under any Employee Plan that provides pension or retiree medical or life insurance benefits.

(d) Acknowledgements. The Executive acknowledges having read and understood the provisions of this Section 9 as well as the other provisions of this Agreement, and represents that his/her execution of this Agreement constitutes his/her knowing and voluntary act, made without coercion or intimidation. The Executive acknowledges and agrees that the release set forth in this Section 9 is being given only in exchange for consideration in addition to anything of value to which the Executive already is entitled. The Executive finally agrees not to file any lawsuits against the Company or any of the released entities or persons with respect to claims covered by the release given in this Section 9.

10. Remedies.

(a) Acknowledgements. In recognition of the confidential nature of the Confidential Information and Trade Secrets, and in recognition of the necessity of the limited restrictions imposed by the Agreement, the Executive acknowledges it would be impossible to measure solely in money the damages which McDonald’s would suffer if the Executive were to breach any of his/her obligations under Sections 5 and 6 above. The Executive also acknowledges that his/her breach of any such obligations would irreparably injure the Company.

(b) Entitlement to Injunctive Relief. If the Executive breaches any of his/her obligations under Sections 5 and 6 above, McDonald’s shall be entitled, in addition to any other remedies to which McDonald’s may be entitled under the Agreement or

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otherwise, to an injunction issued by a court of competent jurisdiction, to restrain any breach or threatened breach, of such provisions, and the Executive waives any right to assert any claim or defense that McDonald’s has an adequate remedy at law for any such breach and any right to require, or request a court to require, that McDonald’s post a bond in connection therewith.

(c) Effect on Other Benefits. In the event of a breach by the Executive of any of his/her obligations under this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action, the Company shall be entitled to:

(i)	discontinue any and all payments and other benefits to which the Executive or his/her beneficiaries would otherwise be entitled pursuant to this Agreement and/or the Plan;

(ii)	terminate any and all unexercised stock options, outstanding restricted stock units and outstanding awards under the CPUP then held by the Executive or by any transferee of the Executive;

(iii)	require the Executive to repay to the Company the aggregate amount of cash payments received by the Executive from the Company pursuant to this Agreement and/or the Plan; and

(iv)	in the case of any such breach occurring after the Executive’s Date of Termination, require the Executive to pay to the Company any Stock Option Gains (as defined in the next two sentences). “Stock Option Gains” with respect to the Executive’s stock options that were not vested as of his or her Date of Termination means the aggregate amount of any gain recognized upon exercise of such stock options during the Recovery Period. “Stock Option Gains” with respect to the Executive’s stock options that were vested as of his or her Date of Termination means the excess, if any, of (A) the aggregate amount of any gain recognized upon exercise of such stock options during the Recovery Period over (B) the amount of gain that would have been recognized, had such exercises instead occurred on the Executive’s Date of Termination.

11. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, representatives and successors.

12. Jurisdiction and Venue. Any action arising under this Agreement or between the Company and the Executive shall be instituted and brought exclusively under the jurisdiction and venue of the appropriate state or federal courts for the City of Oak Brook, Illinois, County of DuPage. The Executive hereby consents to the exclusive jurisdiction of said courts regardless of where the Executive may be domiciled at the time such suit is brought. It is further agreed that in the event the Company shall be required to institute any proceedings to enforce the terms of this Agreement, then the Company shall be entitled to recover its attorney fees and attendant expenses as part of any recovery.

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13. Captions. The captions of the Sections of and Exhibits to this Agreement are not a part of the provisions hereof and shall have no force or effect.

14. Entire Agreement. This Agreement, together with the Plan, contain the entire agreement between the parties, and supersede any and all previous agreements, written or oral, between the Executive and the Company relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by each of the parties hereto.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

16. Severability. If any one or more Sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any Section or other portion not so declared to be unlawful or invalid. Any Section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such Section or other portion to the fullest extent possible while remaining lawful and valid.

17. Governing Law. To the extent not preempted by federal law, this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to any otherwise applicable conflicts of law or choice of law principles.

IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

McDONALD’S CORPORATION

By:

Title:

Name:

EXECUTIVE

By:

Name:

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EXHIBIT A. Executive Retention Replacement Plan

[Attach]

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EXHIBIT B. Specified Competitors

[List of 25 to be inserted upon preparation of specific Agreement]

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EXHIBIT C. Benefits Payable Upon Termination

[To be completed upon preparation of specific Agreement]

1. Benefits to be paid in a lump sum on the Payment Date pursuant to Section 4.1 of the Plan:

Separation Payment:	$

Accrued Obligations:	$

2. Earned Bonus to be paid pursuant to Section 4.3 of the Plan (if applicable):	$

3. CPUP Awards that vest and will be paid pro rata pursuant to Section 4.4 of the Plan:

[List]

4. Restricted Stock Units that [vest and will be paid in full pursuant to Section 4.5(a) of the Plan]2 [vest and will be paid pro rata pursuant to Section 4.5(b) of the Plan]3:

[List]

5. Stock Options that vest and remain exercisable pursuant to Section [4.6(a)] [4.6(b)]4 of the Plan:

[List]

[2]

Delete 4.6(a) if employment is being terminated by the Company without Cause or, in the case of Mr. Skinner only, by Mr. Skinner for Good Reason; delete 4.6(b) if employment is terminating in an Article III Termination.

[3]	Delete if employment is terminating in an Article III Termination.
[4]	Delete if employment is being terminated by the Company without Cause or, in the case of Mr. Skinner only, by Mr. Skinner for Good Reason.

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EXHIBIT 2

ACKNOWLEDGMENT AND RELEASE

THIS ACKNOWLEDGMENT AND RELEASE (this “Agreement”) is entered into as of this 31st day of December, 2007, by and between McDonald’s Corporation, a Delaware corporation (the “Company”) and                          (the “Executive”), pursuant to the Company’s Executive Retention Replacement Plan (the “Plan”), a copy of which is attached hereto as Exhibit A.

WITNESSETH:

WHEREAS, the Executive was a participant in the Company’s Executive Retention Plan (the “ERP”) immediately prior to the Effective Date of the Plan whose “Change-in-Status Date” (as such term is defined in the ERP) had not occurred as of December 31, 2004; and

WHEREAS, it is in the best interests of the Company and its shareholders to continue to effect the ERP’s purposes of retaining key executives and providing the Company with a smooth succession process by providing to the Executive, in a manner that conforms with Section 409A, benefits that are substantially economically equivalent to the benefits the Executive would have been entitled to receive under the ERP, and the Company and the Executive mutually desire to ensure that such benefits shall be provided in such manner; and

WHEREAS, the Executive is required as a condition to participation in the Plan to execute this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan.

2. Relationship of Agreement to Plan. The provisions of the Plan, including without limitation the provision regarding administration in Article II of the Plan, are applicable to this Agreement and to the obligations of the Company and the Executive hereunder, and are hereby incorporated by reference into this Agreement. However, any amendments made to the Plan after the date of this Agreement will not apply to the Executive absent the consent of the Executive, to the extent such consent is required pursuant to Article IX of the Plan.

3. Acknowledgment and Release of Claims. The Executive understands, intends and agrees that, notwithstanding Article 9 of the ERP, the ERP is no longer of any force or effect with respect to the Executive, and that the payments and benefits provided to the Executive under the Plan are in lieu of any payments, benefits or arrangements to which the Executive might otherwise have been entitled under the ERP, and the Executive hereby waives any and all rights and claims that he or she may now or hereafter have to any such payments, benefits or arrangements. The Executive acknowledges that he or she has carefully read and considered the Plan, the ERP and this Agreement and has been given an opportunity to consult with an attorney prior to executing this Agreement. The Executive represents that his/her execution of this Agreement constitutes his/her knowing and voluntary act, made without coercion or intimidation. The Executive agrees not to file any lawsuits against the Company, any of its subsidiaries, divisions, affiliates or related companies or any of their respective directors, officers or with respect to claims covered by the release given in this Section 3.

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4. Successors. This Agreement shall be binding upon and inure to the benefit of the Company and the Executive and their respective heirs, representatives and successors.

5. Jurisdiction and Venue. Any action arising under this Agreement or between the Company and the Executive shall be instituted and brought exclusively under the jurisdiction and venue of the appropriate state or federal courts for the City of Oak Brook, Illinois, County of DuPage. The Executive hereby consents to the exclusive jurisdiction of said courts regardless of where the Executive may be domiciled at the time such suit is brought. It is further agreed that in the event the Company shall be required to institute any proceedings to enforce the terms of this Agreement, then the Company shall be entitled to recover its attorney fees and attendant expenses as part of any recovery.

6. Captions. The captions of the Sections of and Exhibits to this Agreement are not a part of the provisions hereof and shall have no force or effect.

7. Entire Agreement. This Agreement, together with the Plan, contain the entire agreement between the parties, and supersede any and all previous agreements, written or oral, between the Executive and the Company relating to the subject matter hereof. No amendment or modification of the terms of this Agreement shall be binding upon the parties hereto unless reduced to writing and signed by each of the parties hereto.

8. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original.

9. Severability. If any one or more Sections or other portions of this Agreement are declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any Section or other portion not so declared to be unlawful or invalid. Any Section or other portion so declared to be unlawful or invalid shall be construed so as to effectuate the terms of such Section or other portion to the fullest extent possible while remaining lawful and valid; provided, however, that in the event that the release in Section 3 hereof is declared to be unlawful or invalid in whole or in part, the Executive hereby waives his or her right to receive any benefits to which he or she would otherwise have been entitled under the Plan.

10. Governing Law. To the extent not preempted by federal law, this Agreement shall be interpreted and construed in accordance with the laws of the State of Illinois, without regard to any otherwise applicable conflicts of law or choice of law principles.

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IN WITNESS WHEREOF, the Executive has hereunto set his hand, and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

McDONALD’S CORPORATION

By:

Title:

Name:

EXECUTIVE

By:

Name:

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EXHIBIT 3

Notice of Article III Termination

Under the McDonald’s Corporation Executive Retention Replacement Plan (the “Plan”)

All capitalized terms used but not defined in this Notice have the meanings assigned in the Plan.

To [the Compensation Committee of the Board of Directors]1 [the Chief Executive Officer]2 of McDonald’s Corporation:

I, the undersigned, hereby give notice of my intention to terminate my employment with the Company in accordance with the provisions of Article III of the Plan.

My proposed Date of Termination is:

By:

Name:

Date:

[Agreed and acknowledged that a successor to the Executive has been selected and approved and, subject to the terms and conditions of the Plan, the Executive’s election to terminate employment is hereby consented to.

The Date of Termination is:

By:

Name:

Chief Executive Officer

Date:	][3]

[1]	Delete if notice is being given by James A. Skinner.
[2]	Delete if notice is being given by any Executive other than James A. Skinner.
[3]	Delete if notice is being given by James A. Skinner.

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